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                                                                   EXHIBIT 10.19

                        RELEASE AND SEPARATION AGREEMENT


         This Agreement, effective this 26th day of November, 1997 by and between BioReliance Corporation and all its subsidiary companies, including MA BioServices, Inc., (together referred herein as, "the Corporation" or "MA") and Carl C. Schwan ("Schwan") in connection with (1) Schwan's voluntary resignation of employment (2) a separation payment, and benefits, and (3) a release of all claims.

         1.      ENDING OF EMPLOYMENT.

1.1 The parties agree that, upon execution of this Agreement, Schwan voluntarily will tender his resignation as Chief Financial Officer with the following effective date: "January 31, 1998, or any date prior to this on which another Chief Financial Officer is engaged by the Corporation and assumes the concomitant responsibilities, whichever date occurs earlier". Schwan shall terminate as an employee on January 31, 1998 (the "Termination Date"). By mutual written agreement, Schwan and the Corporation may extend the Termination Date for any period of time. Schwan agrees to provide cooperation and professional conduct until the Termination Date, including, but not limited to,
(a) continuing as Chief Financial Officer ("CFO") until the effective date of resignation from that position with a focus on finance, accounting and treasury responsibilities, (b) maintaining a policy that all contacts with investors, analysts, financial community contacts, and other like persons will be the responsibilities of the President and CEO of the Corporation, except for routine contacts with banks and cash managers, and (c) cooperating with and facilitating the realignment of administrative responsibilities for the facilities, engineering and purchasing departments to the Vice President of Human Resources, and of contracts and other legal responsibilities to the Vice President and General Counsel.

1.2 Through his Termination Date, MA agrees to continue to pay Schwan at his current salary, less all applicable taxes and other appropriate deductions, on MA's regular bi-weekly payroll basis. MA also will continue to provide Schwan with his current medical benefits during this same period, so long as Schwan continues to pay his current employee contribution toward those medical benefits. Eligibility to extend group health coverage beyond January 31, 1998, for Schwan or any dependents may be exercised by signing the applicable COBRA agreement. The Corporation shall provide the approved Company match to individual 401(k) plan contributions made through December 31, 1997. Schwan may, at his election, continue voluntary individual contributions to the 401(k) plan through the Termination Date; however, no Company match will be made for 1998 contributions, if any. Schwan will continue accruing Paid Personal Leave
(PPL) through the Termination Date.

1.3 Schwan will provide consulting services to the Corporation for the purpose





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                                                                   EXHIBIT 10.19


of accomplishing a smooth transition of obligations from Schwan to the new Chief Financial Officer and to facilitate the Corporation's filing of its Annual Report, its report on Form 10-K, its proxy materials, and matters related thereto. Such services shall be provided on the terms and conditions set forth in the Professional Services Agreement attached hereto as Exhibit A. The term of consulting services shall be from February 1, 1998 through April 15, 1998.

         2.      BONUS AND OPTIONS.

2.1 If Schwan performs his obligations under Section 1.1, hereof, MA will pay Schwan a 10% annual bonus for 1997, without appraisal, on the Corporation's regular schedule.

2.2 If Schwan performs his obligations under Section 1.1 and 1.3 hereof, Schwan will fully vest all Incentive Stock Options previously granted and not vested on the schedule set forth on Exhibit B hereto and will retain all rights and obligations pertaining thereto.

         3. ADDITIONAL OBLIGATIONS. All internal disclosures and any public announcements relating to the circumstances surrounding Schwan's voluntary resignation will be developed jointly with Schwan and will be at the discretion, permission and direction of the President and CEO of the Corporation; provided, however, that the Company shall be permitted to make any filings that may be required by law or regulations, including the filing of this Agreement with appropriate governmental agencies.

         4. RELEASE. Schwan acknowledges that, absent this Agreement, he has no right or entitlement to any separation payment and benefits, including accelerated vesting of any Incentive Stock Options, or to a separation allowance in any particular amount. In consideration of the payment to him of the monies and other benefits set forth herein, Schwan hereby releases and discharges the Corporation, it agents, employees, successors, assigns, corporate parent, affiliates, officers, and directors, and each of them, from any and all real or pretended claims, demands, rights, liabilities, damages, injuries of causes of action whatsoever, known or unknown, including but not limited to, claims and demands relating to salary, compensation, pension or retirement plans (except as to rights which already may have vested, which rights are specifically reserved hereunder), bonuses, incentive compensation, commissions of any other form of compensation or perquisite, personal injury, bodily injury, defamation, unlawful interference with contract rights or business advantage, and any claims under the Age Discrimination in Employment Act of 1967, or under any other federal, state, or local law prohibiting employment discrimination (including, but not limited to, Schwan's right to make a claim in his own right or through a suit brought by a third party on his behalf), and any or all claims which he ever had or now has directly or indirectly, arising out of his employment





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                                                                   EXHIBIT 10.19


relationship with MA or the ending of that employment relationship with MA, and all said rights, actions, claims, demands, judgements, and executions are hereby satisfied in full, terminated and forever discharged.

         By granting this Release, Schwan acknowledges that this Agreement in no way constitutes an admission by the Corporation of any violation of law, breach of contract or any wrongdoing whatsoever towards him.

         5. CONFIDENTIALITY. By signing below, Schwan acknowledges his ongoing and continuing obligation to abide by the confidentiality and trade secrets agreement that he executed on June 16, 1993, and to, among other things, keep secret or confidential, and not to utilize in any manner or disclose to third parties, any proprietary and confidential information of the Corporation, which may have been made available to him or came into his possession during the period of his employment with MA. Schwan also agrees that he shall not make any defamatory or disparaging remarks or comments about the Corporation, its agents, employees, successors, assigns, corporate parent, affiliates, officers, and directors to third parties or to former, present, or prospective customers, clients, vendors, business associates or anyone else in the industry, and shall not unlawfully interfere with the business advantage or contracts of the Corporation, its successors, assigns, corporate parent, and affiliates. The Corporation agrees that it shall not make any defamatory or disparaging remarks or comments about Schwan.

         6. ACKNOWLEDGMENT. By signing below, Schwan acknowledges that he has read the foregoing Release and Separation Agreement; that he has had a right to consult an attorney, and has been encouraged by the Corporation to review this Agreement with an attorney; that he has been given a period of not less than 21 days in which to consider this Agreement; that he understands it; and that he accepts and agrees to all of the provisions contained herein. Schwan understands that this Agreement sets forth the entire understanding of the parties, and he acknowledges that he has not relied upon any other representations or promises in entering into this Agreement.

         7. REVOCATION. Schwan may revoke this Agreement at any time during the seven days immediately following his execution of the Agreement, after which time the Agreement shall be irrevocable and enforceable in any court of competent jurisdiction. In the event that Schwan exercises his right to revoke during the seven-day period, any sums previously paid pursuant to the terms of this Agreement shall be returned to MA.





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                                                                   EXHIBIT 10.19


         8. ENTIRE AGREEMENT. This Agreement (together with the documents attached hereto as exhibits and any document or agreements specifically contemplated hereby) supersedes all prior discussions and agreements of the parties hereto (and their affiliates) with respect to the subject matter hereof (including, without limitation, the Release and Separation Agreement between the parties hereto and signed as of October 14, 1997 which is hereby expressly acknowledgment to be null and void) and contains the entire understanding of the parties with respect to the subject matter hereof.

         9. GOVERNING LAW. This Agreement shall be interpreted pursuant to the laws of the State of Maryland.





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                                                                   EXHIBIT 10.19


                                                   BioReliance Corporation

                                                   By:
                                                      ------------------------
                                                      Capers W. McDonald
                                                      President and CEO
State of Maryland
                      County
---------------------
Sworn to and subscribed before me this
        day of                            , 1997
 -------        --------------------------


------------------------------------------------
Notary Public

My Commission Expires:
                       -------------------------

                                                      ------------------------
                                                      Carl C. Schwan
State of Maryland
                               County
-------------------------------
Sworn to and subscribed before me this
        day of                            , 1997
 -------        --------------------------

------------------------------------------------
Notary Public

My Commission Expires:
                       -------------------------




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                                                                   EXHIBIT 10.19


                                                                       Exhibit B

                      SCHEDULE OF VESTING FOR CARL SCHWAN



As of December 31, 1997, if Schwan has continued to perform his obligations under Section 1.1 through that date:

   741   Shares @ $1.50
   133   Shares @ $.5625
   333   Shares @ $2.25
 2,166   Shares @ $3.00

As of January 31, 1998, if Schwan has continued to perform his obligations under Section 1.1 through that date:

   741   Shares @ $1.50
   133   Shares @ $.5625
   333   Shares @ $2.25
 2,166   Shares @ $3.00

As of April 15, 1998, if Schwan has continued to perform his obligation under
Section 1.3 through that date:

   741   Shares @ $1.50
   134   Shares @ $.5625
   334   Shares @ $2.25
 2,167   Shares @ $3.00


Any vested options held by Mr. Schwan must be exercised within 90 days after the termination date of employment in accordance with the Company's stock plans.

The intent of this Exhibit B is that Carl Schwan became fully vested in all options granted to him prior to the date hereof if the obligations described herein have been met.





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